UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 13, 2013

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2013, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) amended the Bank's 2013 Incentive Plan (“Plan”), which provides compensation arrangements for certain Bank employees, including the Bank's principal executive officer, principal financial officer, and other named executive officers.
The Plan amendments clarify the treatment of midyear changes in eligibility, title, opportunity, or position of Plan participants (including due to promotion and termination). As a result of the amendments, if a Plan participant's eligibility, title, opportunity, or position changes, their awards will be prorated to reflect such changes. This change specifically affects Cindy L. Konich, President-Chief Executive Officer (the Bank's principal executive officer), and Robert E. Gruwell, Senior Vice President-Chief Financial Officer (the Bank's principal financial officer), by providing a pro rata increase to their awards under the Plan to reflect their promotions during July 2013.

In addition, the Plan amendments clarify that, under certain circumstances, Level I Plan participants (which include the principal executive officer, principal financial officer, and all other named executive officers) do not lose eligibility to receive deferred awards attributable to years in which their employment with the Bank is terminated. The Plan amendments also accelerate the payment of awards to Level I Plan participants in connection with such persons' termination by the Bank without cause due to a reduction in force.

Because of the corrective or clarifying nature of most of the Plan amendments, the Board adopted the Plan amendments with retroactive effect to December 1, 2011, the date of initial adoption of the Plan. By giving the Plan retroactive effect, Milton J. Miller, II, the Bank's former President-Chief Executive Officer, will receive the deferred awards as provided by the Plan as to 2012 and 2013 (and payable in 2016 and 2017, respectively), which otherwise would have been reduced or eliminated due to his retirement, and the amount of all of his deferred awards under the Plan (including, without limitation, the Gap Year Award payable in 2015) may be increased due to the correction of the proration provisions.

The Plan amendment also contained an amendment to the Bank's 2011 Long Term Incentive Plan (“LTIP”) to address the effect of a change in an LTIP participant's position, eligibility, level, or opportunity within the LTIP. As in the case of the Plan amendment, the LTIP amendment contemplates that, if an LTIP participant's position, eligibility, level, or opportunity changes during the course of the LTIP, the award will be prorated to reflect the period during which the participant was eligible for each such award, level, or opportunity. The LTIP amendment changes the calculation of the LTIP award for Ms. Konich to reflect the effect of her promotion, effective July 22, 2013, by having the LTIP award accrue as a Level II Participant under the LTIP for the period from January 1, 2011, through July 21, 2013, and as a Level I Participant under the LTIP for the period from and after July 22, 2013.

The amendments to the Plan and to the LTIP are subject to the full review and non-objection of the Federal Housing Finance Agency before the amendments may be implemented. The Bank has submitted the amendments to the Plan (and the amendments to the LTIP contained therein) to the Federal Housing Finance Agency for full review.

A copy of the Plan, marked to show the amendments, is included herein as Exhibit 10.1 and incorporated by reference. The foregoing description of the Plan and LTIP is qualified in its entirety by reference to the Plan and the LTIP.

Item 9.01.	Financial Statements and Exhibits

A redlined copy of the amended Federal Home Loan Bank of Indianapolis 2013 Incentive Plan is attached as Exhibit 10.1 and incorporated by reference in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 17, 2013

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	2013 Federal Home Loan Bank of Indianapolis Incentive Plan, as amended September 13, 2013